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                                                                EXHIBIT 99.1(c)


                                November 11, 1994





Jeffrey P. Sudikoff, C.E.O.
IDB Communications Group, Inc.
10525 West Washington Boulevard
Culver City, California  90232-1922


     RE:  RESTATED LETTER OF INTENT; PROPOSED OPERATING LEASE AGREEMENT


Dear Jeffrey:

     This restated letter ("Letter of Intent") constitutes a proposal on the basis of which Keystone Communications Corporation ("KCC"), would enter into negotiations with IDB Communications Group, Inc. ("IDB") for the lease and operation by KCC of substantially all tangible assets of the broadcast division of IDB and IDB Media Group, Inc. (collectively, the "Lessors") (inclusive of real property owned by IDB but exclusive of simulcasting and audio related assets) (the "Leased Assets") subject to the terms and conditions to be set forth in an Operating Lease Agreement to be entered into by KCC and the Lessors ("Operating Lease").

     The terms and transactions proposed in this Letter of Intent are based upon the information made available to KCC during its recent preliminary due diligence analysis. Events occurring after the date of KCC's preliminary analysis have not been considered. It is contemplated by the parties that KCC may continue reasonable due inquiries and analysis under this Letter of Intent and that IDB will cooperate in providing the information requested.

     1. OPERATING LEASE. Subject to the terms and conditions set forth in this Letter of Intent, KCC would lease all Leased Assets of the Lessors as of the activation date of such lease in such locations and in such condition as they presently exist. Pursuant to the Operating Lease Agreement, KCC would be responsible for the operation, maintenance, insurance, property taxes and service agreements relating to the Leased Assets. KCC would also be responsible for the disposition and replacement of Leased Assets under the Operating Lease, subject to approval of the Lessors and so long as the fair market value of the Leased Assets is maintained at a value no less than the Option Price as described below plus the then remaining lease payments after such replacements and dispositions, except as otherwise agreed by the parties. In addition, the Operating Lease Agreement would be in such customary form

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Jeffrey P. Sudikoff
IDB Communications Group, Inc.
November 11, 1994
Page 2
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for similar transactions between parties similarly situated, containing standard and adequate representations and warranties and conditions related to the Leased Assets.

     2. TERMS OF OPERATING LEASE. The Operating Lease would commence upon the execution of the Operating Lease (unless a different effective date is mutually agreed to by the parties), which shall be on or before December 15, 1994. The Operating Lease shall be for an initial term of thirty-six (36) months ("Initial Term") and shall automatically renew for an additional twenty-four (24) months (the "Renewal Term") unless KCC otherwise notifies the Lessors of (i) its intent not to renew or (ii) its election to exercise its option to purchase the Leased Assets.

     3.   CONSIDERATION.

          (a) Upon execution of the Operating Lease, KCC shall pay to IDB the sum of $6,000,000.00 as a lease activation fee.

          (b) During the Initial Term, KCC shall pay to the Lessors quarterly lease payments as provided in Part I of Exhibit "A" hereto.

          (c) During the Renewal Term, KCC shall pay to IDB quarterly lease payments as provided in Part II of Exhibit "A" hereto.

     4.  PURCHASE OPTION UNDER THE OPERATING LEASE.

          (a) Under the terms of the Operating Lease, KCC shall have the exclusive option to purchase all of the Leased Assets subject to the Operating Lease ("Option").

          (b) The Option may be exercised by KCC as of the termination of the Initial Term or at any time during the Renewal Term, upon such notice terms as are agreed to by the parties.

          (c) In the event of the exercise of the Option, the purchase price (the "Option Price") of the Leased Assets shall be (i) an amount equal to $31,001,181 upon termination of the Initial Term, or (ii) an amount equal to the then remaining lease payments PLUS $19,299,999, discounted to present value from the end of the Renewal Term to the date of exercise of the Option at a rate of eight percent (8%) per annum, in the event the Option is exercised during the Renewal Term.

          (d) The Option Price for the Leased Assets shall be paid by KCC to the Lessors by a promissory note ("Note") in the principal sum of the Option Price, with interest accruing at a rate of eight percent (8%) per annum, amortized over a period of not less than four years and

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Jeffrey P. Sudikoff
IDB Communications Group, Inc.
November 11, 1994
Page 3
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payable quarterly over the term of the Note.  The Note shall be secured by the
Leased Assets, but shall be subordinate to all other indebtedness of KCC. The Note shall include such additional terms and conditions as are agreed upon by the parties.

     5. TERMINATION OF LEASE. Upon the expiration of the Operating Lease and in the event that the Option is not then exercised, KCC shall be required to (i) surrender the Leased Assets to the Lessors and (ii) pay to the Lessors the sum of $2,140,000 payable upon the effective date of termination ("Termination Fee").

     6. CERTAIN CONDITIONS. In addition to the above, and any other conditions described elsewhere in this Letter of Intent, the Operating Lease would provide for the following conditions (which conditions may require agreements or other action separate from the Operating Lease):

          (a) The necessary corporate authorizations have been obtained by the Lessors and KCC.

          (b) All approvals or consents of any United States or state governmental or regulatory authorities shall have been obtained that are necessary or appropriate for lease of the Leased Assets.

          (c) Except to the extent approved by KCC and as related to liabilities expressly assumed by KCC under the Operating Lease, all Leased Assets shall be free and clear of any lien, encumbrances, claims or rights of any third party, and the title to such Assets shall be good and marketable, free of any defects of title of any kind.

          (d)  The senior lender of KCC shall have approved the transaction.

          (e) All other issues revealed by KCC's due diligence investigation into the Leased Assets and relevant to the Operating Lease shall have been satisfactorily resolved.

     7. OTHER NEGOTIATIONS. The Lessors will not, for so long as the offer contained in this Letter of Intent is valid, directly or indirectly solicit, entertain or continue discussions, disclosures or negotiations with any other potential purchaser or lessor of the Leased Assets, and the Lessors will not enter into any transaction outside of the ordinary course of business relative to the acquisition or disposition of any of the Leased Assets without the prior written consent of KCC.

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Jeffrey P. Sudikoff
IDB Communications Group, Inc.
November 11, 1994
Page 4
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     8.   ACCESS.  From and after the date of this Letter of Intent until the execution of an Operating Lease, the Lessors will afford and cause to be afforded full access to the books, records, premises and employees and customers of the Lessors during normal business hours to representatives and agents of KCC in order to accomplish a thorough review of the Leased Assets, properties, business, liabilities and commitments of the Lessors. Such information shall include full disclosure of Leased Assets, liabilities, legal issues, regulatory reports, internal reports, and all business statistics, business codes and secrets and any other information necessary or appropriate for KCC to evaluate relative to the Leased Assets or the operation of the Leased Assets ("Confidential Information"). All Confidential Information is to be held in confidence unless such information is publicly disclosed by others, or KCC and its representatives or agents are compelled by legal process to disclose it, or as disclosure may be necessary to agents, representatives or parties related to KCC so as to effect the contemplated transaction.

     9. MUTUAL COOPERATION. The Lessors and KCC agree to endeavor jointly to obtain all consents or approvals from all entities or persons, that are necessary or appropriate for the completion of the Operating Lease.

     10. ASSIGNABILITY. This Letter of Intent is not assignable by KCC or the Lessors without the prior written consent of the other.

     11. BROKERAGE COSTS AND FEES. The Lessors and KCC each represent that there has been no broker or finder involved in the transactions contemplated by this Letter of Intent, except as has otherwise been disclosed, and would hold each other harmless for any broker's or finder's fee. Each of the Lessors and KCC would pay and be responsible for its own costs in connection with the negotiation and finalization of the Operating Lease.

     12. PUBLICITY. All press releases and other public announcements of the transactions contemplated by this Letter of Intent would be jointly approved by the Lessors and KCC.

     13. EXPIRATION OF OFFER. Unless accepted by IDB (for itself and its broadcast subsidiaries) or unless otherwise extended, this offer expires as of November 11, 1994, 5:00 p.m. MST. Upon execution, this Letter of Intent shall continue in effect until the earlier of the full and complete execution of the Operating Lease or December 15, 1994, unless otherwise mutually extended by the parties.

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Jeffrey P. Sudikoff
IDB Communications Group, Inc.
November 11, 1994
Page 5
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     14.  LETTER OF INTENT NON-BINDING.  This Letter of Intent is a statement of present intentions only and, except as provided in Paragraphs 7, 8, 9, 10, 11, 12, and 13, does not constitute a binding contract but is subject to the execution and delivery of the definitive Operating Lease.

     KCC hopes that this Letter of Intent will provide a satisfactory basis to proceed to the negotiation and execution of the Operating Lease contemplated hereby. This Letter of Intent supersedes and replaces in full that certain Letter of Intent dated September 16, 1994 as extended, executed by both parties hereto and regarding the subject matter set forth herein.

     If the foregoing accurately reflects your understanding of the basis upon which the Lessors and KCC would proceed to negotiate a definitive Operating Lease with respect to the transactions described in this Letter of Intent, please so indicate by signing and returning to KCC the enclosed counterpart of this Letter.

                                   Very truly yours,

                                   KEYSTONE COMMUNICATIONS CORPORATION


                                   ----------------------------------
                                   David E. Simmons, CEO


AGREED TO AND ACCEPTED:

IDB COMMUNICATIONS GROUP, INC.


By
   --------------------------
   Jeffrey P. Sudikoff, CEO

This _____ day of November, 1994
Effective as of November 11, 1994